                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.         )

      Filed by the registrant /X/

      Filed by a party other than the registrant / /

      Check the appropriate box:
      /X/        Preliminary proxy statement
      / /        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                            MORTON'S RESTAURANT
      GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                            MORTON'S RESTAURANT GROUP,
      INC.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6 (i) (4)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary proxy materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:

           (2)  Form, schedule or registration statement no.:

           (3)  Filing party:

           (4)  Date filed:

                    PRELIMINARY COPY, SUBJECT TO COMPLETION
                              DATED MARCH 23, 2001

                        MORTON'S RESTAURANT GROUP, INC.
                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

Dear Stockholder:

    You are cordially invited to the Annual Meeting of Stockholders of Morton's Restaurant Group, Inc. to be held at 9:00 a.m. on Thursday, May 10, 2001, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530.

    The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to (i) elect three directors and (ii) ratify the re-appointment of KPMG LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 30, 2001.

    We hope that you will be able to attend the Annual Meeting in person. In any event, in order that we may be assured of a quorum, we request that you complete, sign, date and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of shares you own.

    YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD THAT MAY BE SENT TO YOU BY BARRY W. FLORESCUE OR HIS COMPANY, BFMA HOLDING CORPORATION. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY MR. FLORESCUE OR BFMA, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

    On behalf of the Board of Directors and all employees of the Company, thank your for your continued interest and support.

                                          Sincerely,

                                          ALLEN J. BERNSTEIN

                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

          , 2001

                    PRELIMINARY COPY, SUBJECT TO COMPLETION
                              DATED MARCH 23, 2001

                        MORTON'S RESTAURANT GROUP, INC.

                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001

                            ------------------------

To the Stockholders of
MORTON'S RESTAURANT GROUP, INC.

    The Annual Meeting of Stockholders of Morton's Restaurant Group, Inc. (the "Company") will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, at 9:00 a.m. on Thursday, May 10, 2001, for the following purposes:

        1. to elect three directors to Class 3 of the Board of Directors to serve three-year terms and until their successors are duly elected and qualified;

        2. to ratify the re-appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 30, 2001;

        3. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 22, 2001 will be entitled to vote at the meeting.

                                          Agnes Longarzo
                                          SECRETARY

          , 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. PLEASE SIGN, DATE AND RETURN YOUR WHITE PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                    PRELIMINARY COPY, SUBJECT TO COMPLETION
                              DATED MARCH 23, 2001
                                PROXY STATEMENT
                        MORTON'S RESTAURANT GROUP, INC.
                            3333 NEW HYDE PARK ROAD
                         NEW HYDE PARK, NEW YORK 11042

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001

                            ------------------------

                            SOLICITATION OF PROXIES

    The accompanying white proxy is solicited by the Board of Directors of Morton's Restaurant Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, at 9:00 a.m., on Thursday, May 10, 2001, or at any adjournment or adjournments thereof (the "Annual Meeting").

    A proxy that is properly submitted may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). A white proxy which is properly signed, submitted and not revoked will be voted for Allen J. Bernstein, Thomas J. Baldwin and John K. Castle, the Board of Directors' nominees for director named in proposal 1, and in favor of proposal 2 unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

    The cost of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company has retained Corporate Investor Communications, Inc. to assist it in soliciting proxies at an anticipated cost of approximately $3,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this
Proxy Statement will commence on or about            , 2001.

                              RECENT DEVELOPMENTS

    In a letter dated March 21, 2001, Barry W. Florescue, who reportedly beneficially owns approximately 9.3% of the Common Stock of the Company, on behalf of BFMA Holding Corporation (together, "Mr. Florescue"), gave written notice to the Company of his own proposed slate of three nominees for election to the Company's Board of Directors at the annual meeting, in opposition to the Board of Directors' highly qualified and experienced nominees, and indicated that he intends to solicit proxies in support of his nominees. As of the date of this Proxy Statement, we do not know if Mr. Florescue will actually file proxy materials with the Securities and Exchange Commission and solicit proxies in favor of his nominees for the Company's Board of Directors.

    The Board of Directors urges you not to sign or return any proxy card that may be sent to you by Mr. Florescue. If you have already done so, you may revoke your previously signed proxy by delivering written notice of revocation or a later dated white proxy card in the enclosed envelope.

    It will not help your Board of Directors to return any Florescue proxy card, even by voting to "abstain." The best way to support MR. BERNSTEIN, MR. BALDWIN and MR. CASTLE, your Board of Directors' nominees, is to vote "FOR" those nominees on the WHITE proxy card.

    If your shares are held in the name of a bank, broker or other nominee, only the bank, broker or other nominee can vote your shares and only upon your specific instructions. Please contact the person responsible for your account and instruct him or her to vote the white proxy card on your behalf as soon as possible.

                               VOTING SECURITIES

    The Company had outstanding 4,167,898 shares of common stock, par value $.01 per share ("Common Stock"), at the close of business on March 22, 2001, which are the only securities of the Company entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on March 22, 2001 will be entitled to vote.

                               VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors of the Company.

    Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum. Since Proposal 2 must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented, and entitled to vote, at the Annual Meeting, abstentions on that proposal will have the effect of a negative vote.

    Under the rules of the New York Stock Exchange (NYSE), brokers who hold shares in street name have the authority to vote on certain routine items even when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the ratification of auditors, but not on a contested election of directors. Under applicable Delaware law, a broker non-vote will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the outcome of the Proposals.

    Shares of Common Stock held by stockholders who do not return a signed and dated proxy and who do not attend the meeting in person will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be entitled to vote on any matter.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes, with the classes being as nearly equal in number as possible. The current term of office of the Class 3 directors will expire at the Annual Meeting; the current term of office of the Class 1 directors will expire at the 2002 annual meeting; and the current term of office of the Class 2 directors will expire at the 2003 annual meeting (in each case, when their respective successors are duly elected and qualified). The class of directors to be elected at each annual meeting will be elected for a three-year term and the directors in the other classes will continue in office.

    The Company's Certificate of Incorporation and by-laws provide that the Board of Directors shall consist of not less than three nor more than nine directors. The Board of Directors has fixed the number of directors at nine. The terms of Mr. Allen J. Bernstein, Mr. Thomas J. Baldwin and Mr. John K. Castle expire at the Annual Meeting. Mr. Bernstein, Mr. Baldwin and Mr. Castle have been renominated by the Nominating Committee of the Board of Directors for election at the Annual Meeting as Class 3 directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2004 annual meeting of stockholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the white proxy will vote the proxy for substitute nominees selected by them unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve.

    Mr. Florescue's letter nominated three people for election to the Board of Directors at the 2001 annual meeting in opposition to the three candidates recommended by the Board of Directors. As of the date of this Proxy Statement, we do not know if Mr. Florescue will actually file proxy materials with the Securities and Exchange Commission and solicit proxies in favor of his nominees for the Company's Board of Directors. The Board of Directors has determined that election of the individuals nominated by Mr. Florescue would run directly counter to the best interests of the Company and its shareholders. The Board of Directors believes that a change in the Board of Directors at this time involving Mr. Florescue's nominees would be highly disruptive to the Board's current strategy for maximizing long-term shareholder value, which it is actively pursuing. The current Directors are intimately familiar with the Company and the industry in which it operates. The Board of Directors is fully committed to maximizing value for all of the Company's shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF MR. BERNSTEIN, MR. BALDWIN AND MR. CASTLE, AND NOT VOTE IN FAVOR OF ANY NOMINEES OF MR. FLORESCUE.

    The following table sets forth information with respect to the Board of Directors' nominees and each of the directors whose term extends beyond the Annual Meeting, including the year in which the nominees' terms would expire, if elected.

                                                                              YEAR TERM EXPIRES,
NAME                            AGE                 DIRECTOR SINCE           IF ELECTED, AND CLASS
----                          --------       -----------------------------   ---------------------
Allen J. Bernstein..........     55          December 1988                   2004 Class 3
Thomas J. Baldwin...........     45          November 1998                   2004 Class 3
John K. Castle..............     60          December 1988                   2004 Class 3
Lee M. Cohn.................     53          August 1997                     2002 Class 1
Dianne H. Russell...........     57          May 1993                        2002 Class 1
Alan A. Teran...............     55          May 1993                        2002 Class 1
Robert L. Barney............     64          February 2001;                  2003 Class 2
                                             December 1991-August 1997
Dr. John J. Connolly........     61          October 1994                    2003 Class 2
David B. Pittaway...........     49          December 1988                   2003 Class 2

    Allen J. Bernstein has been Chairman of the Board of the Company since October 1994 and Chief Executive Officer and a Director of the Company since December 1988. He has been President of the Company since September 1997 and was previously President of the Company from December 1988 through October 1994.
Mr. Bernstein has worked in many various aspects of the restaurant industry since 1970. Mr. Bernstein is also a director of Dave and Busters, Inc., Charlie Browns Acquisition Corp., Luther's Acquisition Corp. and Wilshire Restaurant Group, Inc.

    Thomas J. Baldwin was elected a Director of the Company in November 1998 and Executive Vice President in January 1997. He previously served as Senior Vice President, Finance of the Company since June 1992, and Vice President, Finance since December 1988. In addition, Mr. Baldwin has been Chief Financial Officer, Assistant Secretary and Treasurer of the Company since December 1988. His previous experience includes seven years at General Foods Corp., now a subsidiary of Kraft General Foods / Philip Morris Companies, Inc., where he worked in various financial management and accounting positions, and two years at Citicorp where he served as Vice President responsible for strategic planning and financial analysis at a major corporate banking division. Mr. Baldwin is currently a director of Charlie Browns Acquisition Corp. Mr. Baldwin is a licensed certified public accountant in the State of New York.

    John K. Castle has been a Director of the Company since December 1988.
Mr. Castle is Chairman and Chief Executive Officer of Branford Castle, Inc., an investment company formed in 1986. Since 1987, Mr. Castle has been Chairman of Castle Harlan, Inc., a private merchant bank in New York City. Immediately prior to forming Castle Harlan, Inc., Mr. Castle was President and Chief Executive Officer and a Director of Donaldson Lufkin & Jenrette, Inc., which was one of the nation's leading investment banking firms. Mr. Castle is a Director of Sealed Air Corporation, Commemorative Brands, Inc., Universal
Compression, Inc., AdobeAir, Inc., Wilshire Restaurant Group, Inc. Equipment Support Services, Inc. and a Managing Director of Statia Terminals Group, N.V. Mr. Castle is a member of the Corporation of the Massachusetts Institute of Technology and is also a trustee of the New York Presbyterian Hospital, Inc. and the Whitehead Institute of Biomedical Research. Formerly, Mr. Castle was a Director of The Equitable Life Assurance Society of the United States and the New York Medical College (for 11 years he was Chairman of the Board).

    Lee M. Cohn has been a Director of the Company since August 1997. Mr. Cohn co-founded and has been the Chief Executive Officer of Big 4 Restaurants, Inc. since 1973. Mr. Cohn has served on the boards of Valley Big Brothers and the Phoenix Ballet Company and is an active member of The Phoenix Thunderbirds, The Fiesta Bowl Committee and the Young Presidents Organization (YPO). Mr. Cohn is a director of Luther's Acquisition Corp. and Wilshire Restaurant Group, Inc.

    Dianne H. Russell has been a Director of the Company since May 1993.
Ms. Russell is a Senior Vice President and Director of the Emerging Growth Division of Imperial Bank in Boston, heading the Northeast Region. Formerly, Ms. Russell was President of Hyde Boston Capital, a financial consulting company, since January 1992, and before that, a Senior Vice President and Department Executive at BankBoston, N.A., a national bank, where she was employed from 1975 to 1991. Ms. Russell is the Chairman of the Financial Advisory Board of the Commonwealth of Massachusetts.

    Alan A. Teran has been a Director of the Company since May 1993. Mr. Teran was the President of Cork "N Cleaver Restaurants from 1975 to 1981. Since 1981, Mr. Teran has been a principal in private restaurant businesses. Mr. Teran is currently a Director of Good Times, Inc. and Charlie Browns Acquisition Corp. and previously served on the Board of Boulder Valley Bank and Trust.

    Robert L. Barney has been a Director of the Company since February 2001.
Mr. Barney previously served as a Director of the Company from December 1991 through August 1997. Mr. Barney was the Chairman of Wendy's Restaurants, Inc., a restaurant company, from February 1982 to May 1990, and its Chief Executive Officer from September 1982 to February 1989.

    Dr. John J. Connolly has been a Director since October 1994. He is the President and Chief Executive Officer of Castle Connolly Medical LTD since 1992. He previously served as President and CEO of New York Medical College for over ten years. He is a Fellow of the New York Academy of Medicine and a member of the New York Academy of Science. He serves on the President's Advisory Council of the United Hospital Fund, as a Director of Funding First and as a Director of the New York Business Group on Health. He also has served as Chairman of the Board of Trustees of St. Francis Hospital in Poughkeepsie and as a member of the Board of Trustees of St. Agnes Hospital in White Plains. He is a fellow of the New York Academy of Medicine and is a Director, founder and past Chairman of the

American Lyme Disease Foundation. Dr. Connolly serves as a Trustee emeritus and past Chairman of the Board of the Culinary Institute of America and Director of the Westchester County Association. Dr. Connolly also presently serves as a Director of Dearborn Risk Management, Charlie Browns Acquisition Corp., Gradipore, Inc. and as Chairman and a Director of AlphaGene, Inc.

    David B. Pittaway has been a Director of the Company since December 1988. He was a Vice President from December 1988 through May 1993 and Assistant Secretary from May 1988 through September 1993. Mr. Pittaway is Senior Managing Director and has been Vice President and Secretary of Castle Harlan, Inc., a private merchant bank in New York City since February 1987. Mr. Pittaway has been Vice President and Secretary of Branford Castle, Inc., an investment company, since October 1986. From 1987 to 1998 he was Vice President and Chief Financial Officer and a director of Branford Chain, Inc., a marine wholesale company, where he is now a director and Vice Chairman. Prior thereto, Mr. Pittaway was Vice President of Strategic Planning and Assistant to the President of Donaldson Lufkin & Jenrette, Inc. Mr. Pittaway is also a director of Commemorative
Brands, Inc., Equipment Support Services, Inc., Charlie Browns Acquisition Corp., Luther's Acquisition Corp. and Wilshire Restaurant Group, Inc., and a managing director of Statia Terminals Group, N.V.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2000 ("fiscal 2000"). Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member during such year.

    The Board of Directors has created four standing committees: a three-member Executive Committee, a three-member Audit Committee, a three-member Compensation and Stock Option Committee and a three-member Nominating Committee.

    The Executive Committee has, and may exercise between meetings of the Board of Directors, all the power and authority of the Board of Directors in the management of the business affairs of the Company, subject to certain limitations. The Executive Committee held four meetings in fiscal 2000. Its members are Allen J. Bernstein, John K. Castle and David B. Pittaway.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors, and has the authority to review with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held six meetings in fiscal 2000. Its members are David B. Pittaway, Dianne H. Russell and Alan A. Teran. Additional information regarding the Audit Committee is set forth below under the caption "Executive Compensation- Audit Committee Report."

    The Compensation and Stock Option Committee has the authority to review and approve the remuneration arrangements for executive officers and employees of the Company, review the benefit plans for employees and select participants, approve awards under, interpret and administer the employee benefit plans of the Company. The Compensation Committee held four meetings in fiscal 2000. Its members are John K. Castle, Lee M. Cohn and John J. Connolly. Additional information regarding the Compensation and Stock Option Committee is set forth below under the caption "Executive Compensation- Compensation Committee Report."

    During fiscal 2000 the Board of Directors created a Nominating Committee for the purpose of reviewing and selecting candidates for nomination for election to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources. Interested stockholders may submit their suggestions in written form to the Nominating Committee. The Nominating Committee held one meeting in January 2001. Its members are John K. Castle, Lee M. Cohn and Alan A. Teran.

    The Company's Certificate of Incorporation provides that nominations for the election of directors may be made by any stockholder in writing, delivered or mailed to the Secretary of the Company, Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042, not less than 45 days nor more than 60 days prior to the meeting, except that if less than 55 days notice or prior public disclosure of the meeting is given or made to stockholders, such written notice shall be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Each notice shall set forth all information regarding each nominee proposed in such notice that would be required to be included in a proxy statement soliciting proxies for the proposed nominee (including such person's written consent to serve as a director if so elected) and certain information about the stockholder proposing to nominate that person. If the Chairman of the meeting determines that a nomination was not made in accordance with the nomination procedure, such nomination will be disregarded.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 22, 2001, with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the summary compensation table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals or entities.

                                                        SHARES OF
                                                       COMMON STOCK        PERCENT OF
NAME                                              BENEFICIALLY OWNED (1)   CLASS (2)
----                                              ----------------------   ----------
Thomas J. Baldwin (3)...........................           84,000              1.99%
Robert L. Barney................................                0                 *
John T. Bettin..................................           12,500                 *
Allen J. Bernstein (3)..........................          467,455             10.64%
John K. Castle..................................            5,178                 *
Lee M. Cohn.....................................            1,500                 *
Dr. John J. Connolly............................              400                 *
Klaus W. Fritsch (3)............................           33,350                 *
David B. Pittaway...............................            3,132                 *
Dianne H. Russell...............................              500                 *
Allan C. Schreiber (3)..........................           33,625                 *
Alan A. Teran...................................              560                 *
FMR Corp. (4) (6)...............................          784,800             18.83%
Capital Research and Management Company (4).....          515,000             12.36%
Hanawalt Associates, LLC. (4)...................          419,300             10.06%
BFMA Holding (4)................................          383,900              9.21%
Baron Capital Group, Inc. (4)...................          325,000              7.80%
Brinson Partners, Inc. (4)......................          271,604              6.52%
Lazard Freres & Co. LLC (4).....................          259,300              6.22%
Executive Officers and Directors as a Group
  (14 Persons) (5)..............................          664,525             14.65%

------------------------

*   Represents less than 1%.

(1) Unless otherwise noted, the beneficial owners listed have sole voting and investment power over the shares listed.

(2) Percent of Class based upon 4,167,898 outstanding shares of Common Stock plus, for those persons who hold options to acquire shares of Common Stock, the number of shares of Common Stock beneficially owned by such person as of March 22, 2001.

(3) Includes beneficial ownership of shares of Common Stock issuable upon exercise of outstanding incentive stock options issued under the Morton's Restaurant Group, Inc. 2000 Stock Option Plan ("Stock Option Plan") as follows: Thomas J. Baldwin (50,500), Allen J. Bernstein (226,250), Klaus W. Fritsch (23,350), and Allan C. Schreiber (33,625). Excludes shares of Common Stock issuable upon exercise of incentive stock options issued under the Stock Option Plan which are not exercisable by May 22, 2001.

(4) Shares of Common Stock beneficially owned by FMR Corp., Capital Research and Management Co. ("CRM"), Hanawalt Associates, LLC (Hanawalt), Baron Capital Group, Inc. ("BCG"), Brinson Partners, Inc. ("Brinson"), and Lazard
    Freres & Co. LLC ("Lazard") are listed according to reports on Schedule 13G as of December 31, 2000, each of which was filed during February 2001. Shares of Common Stock beneficially owned by BFMA Holding Corporation ("BFMA") are listed according to a report filed on Schedule 13D as of January 25, 2001, filed on February 5, 2001 and amended on March 22, 2001.

   Based upon information set forth in such report on Schedule 13G filed by FMR
    Corp., FMR Corp. and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., each of which is the beneficial owner of 784,800 shares or 18.83% of the Common Stock as a result of acting as an investment advisor to several investment companies. Members of the Edward C. Johnson 3rd family, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has sole dispositive power over these 784,800 shares. The ownership of two investment companies, Fidelity Advisor Value Strategies Fund and Fidelity Low-Priced Stock Fund, amounted to 424,800 shares or 10.19% and 360,000 shares or 8.64%, respectively, of the Common Stock. The power to vote such shares resides with the aforementioned investment companies' Boards of Trustees.

   Based upon information set forth in such report on Schedule 13G filed by CRM, CRM has sole dispositive power over 515,000 shares or 12.36% of the Common Stock as a result of acting as investment advisor to SmallCap World
    Fund, Inc. which has sole voting power over 415,000 or 9.96% of these shares.

   Based upon information set forth in such report on Schedule 13G filed by Hanawalt, Hanawalt has sole voting and sole dispositive power over 419,300 shares or 10.06% of the Common Stock.

   Based upon information set forth in such reports on Schedule 13D filed by BFMA, BFMA has sole voting and dispositive power over 327,600 shares or 7.86% of the Common Stock and shared voting and dispostive power over 56,300 shares, or 1.35%. Barry W. Florescue, president, chief executive officer, director and controlling shareholder of BFMA reports sole voting and dispositive power over 327,600 shares or 7.86% of the Common Stock, shared voting and dispositive power over 56,300 shares or 1.35% of the Common Stock and aggregate beneficial ownership of 383,900 shares or 9.3% of the Common Stock.

   Based upon information set forth in such report on Schedule 13G filed by BCG, BCG is the beneficial owner of 325,000 shares or 7.80% of the Common Stock. Baron Small Cap Fund, an investment company advised by BCG, has shared voting and dispositive power over these 325,000 shares and Mr. Ronald Baron through his control of BCG has shared voting and dispositive power over these 325,000 shares.

   Based upon information set forth in such report on Schedule 13G filed by Brinson, Brinson is the beneficial owner of 271,604 shares or 6.52% of the Common Stock and has sole voting and shared dispositive power over these shares as a result of acting as investment advisor. UBS AG through its control of Brinson, its wholly-owned subsidiary, is also a beneficial owner of these 271,604 shares.

   Based upon information set forth in such report on Schedule 13G filed by Lazard, Lazard has sole voting and sole dispositive power over 259,300 shares or 6.22% of the Common Stock.

(5) Includes beneficial ownership of 368,550 shares of Common Stock issuable in the aggregate upon exercise of outstanding incentive and non-qualified stock options issued under the Stock Option Plan to officers of the Company. Excludes shares of Common Stock issuable upon exercise of incentive and non-qualified stock options issued under the Stock Option Plan which are not exercisable by May 22, 2001.

(6) Pursuant to the terms of the Company's Amended and Restated Rights Plan, dated March 22, 2001, (the "Rights Plan"), the rights issued thereunder have not become exercisable as a result of the beneficial ownership held by FMR Corp. exceeding 15%. In accordance with the terms of the Rights

    Plan, the rights issued thereunder will not become exercisable upon a stockholder's beneficial ownership exceeding 15% of the outstanding stock of the Company if the increase above 15% is caused by the Company's repurchase of stock. The beneficial ownership of FMR Corp. has increased above 15% as a result of repurchases of stock by the Company. Any further purchases of stock by FMR Corp. would activate the Rights Plan. The Company has notified FMR Corp. of this fact. Management of FMR Corp. has indicated that it does not intend to purchase any additional shares of stock in the Company. The Company will continue to monitor the beneficial ownership percentages of FMR Corp. and other significant stockholders and notify those stockholders of the possibility of triggering the Rights Plan.

    The address of each of the directors, nominees for director and executive officers named in the table above is c/o Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, NY 11042. The addresses for the other 5% beneficial owners of the Company's Common Stock are as follows: FMR Corp., 82 Devonshire Street, Boston, MA 02109; Capital Research & Management Co., 333 South Hope Street, Los Angeles, CA 90071; Hanawalt Associates, LLC, 650 Madison Avenue, 25th Floor, New York, NY 10022; BFMA Holding Corporation, 50 East Sample Road, Suite 400, Pompano Beach, FL 33064; Baron Capital Group, Inc., 767 Fifth Avenue, 24th Floor, New York, NY 10153; Brinson Partners, Inc., 209 South LaSalle, Chicago, IL 6060; Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the Company's last three fiscal years (ended December 31, 2000, January 2, 2000, and January 3, 1999), the compensation of those persons who were, at December 31, 2000,

(i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (together the "Named Officers"):

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                              ANNUAL COMPENSATION (1)        SECURITIES
                                           ------------------------------    UNDERLYING     ALL OTHER
                                                       SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR       ($)        ($)          (#)            ($)
---------------------------                --------   --------   --------   ------------   ------------
Allen J. Bernstein.......................    2000     $649,519   $375,000      65,000        $43,761(2)(3)
  Chairman of the Board, President           1999     $625,000   $350,000      65,000        $43,121(4)(5)
  and Chief Executive Officer                1998     $472,508   $270,000     130,000        $43,959(6)(7)

Thomas J. Baldwin........................    2000     $254,807   $175,000      30,000        $ 3,500(2)(3)
  Executive Vice President, Chief
  Financial                                  1999     $244,923   $160,000      30,000        $ 2,860(4)(5)
  Officer, Assistant Secretary and
  Treasurer                                  1998     $239,596   $125,000      56,000        $ 3,678(6)(7)

Allan C. Schreiber.......................    2000     $179,865   $105,000       6,500        $ 3,500(2)(3)
  Senior Vice President, Development         1999     $172,615   $ 90,000       6,500        $ 2,860(4)(5)
                                             1998     $147,926   $ 85,000      13,000        $ 3,678(6)(7)

Klaus W. Fritsch.........................    2000     $155,769   $100,000       7,000        $ 3,745(2)(3)
  Vice Chairman and Co-Founder,              1999     $149,307   $150,000       7,000        $ 2,560(5)
  Morton's of Chicago, Inc.                  1998     $129,846   $ 75,000      12,700        $ 3,398(7)

John T. Bettin...........................    2000     $239,647   $140,000      10,000        $ 3,542(2)(3)
  President, Morton's of Chicago, Inc.       1999     $229,826   $ 55,000      10,000               --
                                             1998     $ 93,565         --      50,000               --

------------------------

(1) Includes cash bonuses paid in the referenced fiscal year with respect to services rendered in the prior fiscal year. Excludes cash bonuses paid in the following fiscal year with respect to services rendered in the referenced fiscal year. Cash bonuses paid in 2001 with respect to services rendered in 2000, which bonuses are excluded from 2000 bonuses, are as follows: Allen J. Bernstein ($478,000), Thomas J. Baldwin ($200,000), Allan
    C. Schreiber ($150,000), Klaus W. Fritsch ($120,000) and John T. Bettin ($150,000).

(2) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($40,561), Thomas J. Baldwin ($300), Allan C. Schreiber ($300), Klaus W. Fritsch ($545) and John T. Bettin ($342).

(3) Includes employer contributions made by the Company pursuant to the Morton's Group Profit Sharing and Cash Accumulation Plan and Trust (the "Morton's Plan"), which is a retirement plan intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for the benefit of: Allen J. Bernstein ($3,200), Thomas J. Baldwin ($3,200), Allan
    C. Schreiber ($3,200), Klaus W. Fritsch ($3,200) and John T. Bettin
    ($3,200).

(4) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($40,561), Thomas J. Baldwin ($300), and Allan C. Schreiber ($300).

(5) Includes employer contributions made by the Company pursuant to the Morton's Plan, for the benefit of: Allen J. Bernstein ($2,560), Thomas J. Baldwin ($2,560), Allan C. Schreiber ($2,560), and Klaus W. Fritsch ($2,560).

(6) Represents or includes the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of: Allen J. Bernstein ($40,561), Thomas J. Baldwin ($280) and Allan C. Schreiber ($280).

(7) Includes employer contributions made pursuant to the Morton's Plan for the benefit of: Allen J. Bernstein ($3,398), Thomas J. Baldwin ($3,398), Allan
    C. Schreiber ($3,398) and Klaus W. Fritsch ($3,398).

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth, for fiscal 2000, information concerning grants of stock options to the Named Officers:

                                                   INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                               ----------------------------------------------------------   VALUE AT ASSUMED RATES
                                  NUMBER OF        % OF TOTAL                                   OF STOCK PRICE
                                   SHARES        OPTIONS GRANTED                            APPRECIATION FOR OPTION
                                 UNDERLYING      TO EMPLOYEES IN   EXERCISE                          TERM
                               OPTIONS GRANTED       FISCAL          PRICE     EXPIRATION   -----------------------
NAME                               (#) (1)          YEAR (2)       ($/SHARE)      DATE       5% ($)       10% ($)
----                           ---------------   ---------------   ---------   ----------   ---------   -----------
Allen J. Bernstein...........      65,000             21.8%        $20.0625     07/25/10    $820,125    $2,078,284
Thomas J. Baldwin............      30,000             10.1%        $20.0625     07/25/10    $378,519    $  959,208
Allan C. Schreiber...........       6,500              2.2%        $20.0625     07/25/10    $ 82,012    $  207,828
Klaus W. Fritsch.............       7,000              2.3%        $20.0625     07/25/10    $ 88,321    $  223,815
John T. Bettin...............      10,000              3.4%        $20.0625     07/25/10    $126,173    $  319,736

------------------------

(1) Represents options granted under the Stock Option Plan and nonqualified stock options. Such options vest and become exercisable with respect to 25% of the shares subject thereto two years after the date of grant and, thereafter, options with respect to 25% of the shares subject thereto will vest and become exercisable on each of the third, fourth and fifth anniversary of the date of grant, provided that the grantee remains in the employ of the Company. Vested options may not be exercised beyond three months after the grantee ceases to be employed by the Company.

(2) Based on a total of 298,450 options granted to 116 employees of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth, for fiscal 2000, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                    SHARES                        OPTIONS AT FY-END (#)           AT FY-END ($)(1)
                                 ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ------------   ------------   -----------   -------------   -----------   -------------
Allen J. Bernstein.............      10,000       $112,500       185,000        265,000      $1,650,234     $1,313,828
Thomas J. Baldwin..............          --             --        35,250        115,750      $  246,000     $  572,844
Allan C. Schreiber.............          --             --        24,500         31,500      $  204,898     $  177,633
Klaus W. Fritsch...............          --             --        28,175         28,525      $  270,864     $  149,217
John T. Bettin.................          --             --        12,500         57,500      $        0     $   86,250

------------------------

(1) Based upon the closing sale price of $21.25 per share of the Company's Common Stock on December 31, 2000 on the New York Stock Exchange and calculated net of the respective option exercise price.

    The Company has not awarded stock appreciation rights to any employee and has no long term incentive plans, as that term is defined in the regulations of the Securities and Exchange Commission (the "SEC"). The Company has a stock option plan and bonus plans. During fiscal 2000, the Company did not adjust or amend the exercise price of stock options awarded to the Named Officers, whether through amendment, cancellation or replacement grants, or other means. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company.

COMPENSATION OF DIRECTORS

    Each non-officer director of the Company is entitled to receive directors' fees at the rate of $15,000 per year. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees of the Board.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL CONTRACTS

    Pursuant to the Second Amended and Restated Employment Agreement dated as of February 28, 1995, as amended on October 1, 1998, between the Company and Allen
J. Bernstein, Mr. Bernstein serves as Chairman of the Board, President and Chief Executive Officer of the Company. His current annual base salary of $676,000 is subject to minimum adjustments based upon increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. In addition, Mr. Bernstein is eligible to receive an annual bonus of up to 120% of his base salary based upon the Company attaining a profitability target, which in the discretion of the Board of Directors may be based on net income, operating income, net cash flow (adjusted for nonrecurring items) or any other basis it considers appropriate. Mr. Bernstein's employment agreement is terminable by the Company upon 60 months written notice or at any time for Cause (as defined in his employment agreement) and by Mr. Bernstein in the event of non-payment of amounts due under the agreement or if he is assigned duties inconsistent with his capacity as Chief Executive Officer of the Company. In the event of such a termination by Mr. Bernstein or in the event of a termination by the Company for any reason other than Cause, death or disability, Mr. Bernstein is entitled to receive either (i) severance pay for a 60 month period following such termination or the delivery of the Company's notice of termination (the "Measuring Date"), in an amount equal to his base salary, a pro-rated bonus for the year of termination plus continuance of certain fringe benefits or (ii) at Mr. Bernstein's election (the "Election"), a lump-sum payment equal to 60 multiplied by $67,800. Upon
Mr. Bernstein's acquisition of alternative employment, the Company's monthly obligation to Mr. Bernstein will be reduced to $50,600 (if Mr. Bernstein has not made the Election). If, however, Mr. Bernstein had made the Election and acquires alternative employment, he shall repay to the Company an amount equal to the product of $17,366 and a number equaling the difference between 60 and the number of months between the Measuring Date and the date Mr. Bernstein commences such new employment.

    Pursuant to the Employment Agreement dated as of March 1, 2001, between the Company and Thomas J. Baldwin, Mr. Baldwin serves as Executive Vice President and Chief Financial Officer of the Company. His current annual base salary of $266,000 is subject to minimum adjustments based upon increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. In addition,
Mr. Baldwin is eligible to receive an annual bonus in the sole discretion of the Company. Mr. Baldwin's employment agreement is terminable by the Company upon 36 months written notice or at any time for Cause (as defined in his employment agreement) and by Mr. Baldwin in the event of non-payment of amounts due under the agreement or if he is assigned duties inconsistent with his capacity as Chief Financial Officer of the Company. In the event of such a termination by Mr. Baldwin or in the event of a termination by the Company for any reason other than Cause, death or disability, Mr. Baldwin is entitled to receive a lump sum payment equal to three multiplied by $346,332. Upon Mr. Baldwin's acquisition of alternative employment he shall repay to the Company an amount equal to the product of $7,392 and a number equaling the difference between 36 and the number of months between the date of such a termination by Mr. Baldwin or delivery of the Company's notice of termination and the date Mr. Baldwin commences such new employment. In the event of a change of control, the amounts payable to Mr. Baldwin under his Employment Agreement are subject to reduction to the extent the total amount received under the Employment Agreement and any other agreement by reason of a change of control would constitute a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

    Pursuant to the Employment Agreement dated as of March 1, 2001, between the Company and Agnes Longarzo, Ms. Longarzo serves as Vice President, Administration and Secretary of the Company. Her current annual base salary of $125,000 is subject to minimum adjustments based upon increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers. In addition,
Ms. Longarzo is eligible to receive an annual bonus in the sole discretion of the Company. Ms. Longarzo's employment agreement is terminable by the Company upon 36 months written notice or at any time for Cause (as defined in her employment agreement) and by Ms. Longarzo in the event of non-payment of amounts due under the agreement or if she is assigned duties inconsistent with her capacity as Vice President, Administration of the Company. In the event of such a termination by Ms. Longarzo or in the event of a termination by the Company for any reason other than Cause, death or disability, Ms. Longarzo is entitled to receive a lump sum payment equal to three multiplied by $162,750. Upon
Ms. Longarzo's acquisition of alternative employment she shall repay to the Company an amount equal to the product of $3,472 and a number equaling the difference between 36 and the number of months between the date of such a termination by Ms. Longarzo or delivery of the Company's notice of termination and the date Ms. Longarzo commences such new employment. In the event of a change of control, the amounts payable to Ms. Longarzo under her Employment Agreement are subject to reduction to the extent the total amount received under the Employment Agreement and any other agreement by reason of a change of control would constitute a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code.

    The Company has entered into change of control agreements with Allen J. Bernstein, Thomas J. Baldwin, Allan C. Schreiber, Agnes Longarzo and one other senior officer, and Morton's of Chicago, Inc. has entered into change of control agreements with Klaus W. Fritsch, John T. Bettin and one other senior officer (collectively, the "Change of Control Agreements"). Each Change of Control Agreement has a three-year term, subject to automatic renewal for additional three-year periods on each anniversary of the Change of Control Agreement unless the Company or Morton's of Chicago, Inc., as applicable, gives the officer at least 60 days' prior notice that the Change of Control Agreement will not be so extended. Pursuant to each Change of Control Agreement, the Company or Morton's of Chicago, Inc., as applicable, agrees to continue the officer in its employ for a three-year period (the "Continuation Period") following a

"Change of Control" (as is defined in the applicable Change of Control Agreement). If, during the Continuation Period, the officer's employment is terminated by the Company or Morton's of Chicago, Inc., as applicable, other than for "Cause" (as defined in the applicable Change of Control Agreement) or if the officer terminates employment with the Company or Morton's of Chicago, Inc., as applicable, for "Good Reason" (as defined in the applicable Change of Control Agreement), the Company or Morton's of Chicago, Inc., as applicable, is required to make a cash lump sum payment to the officer equal to
2.99 times the officer's base amount, as computed under the Internal Revenue Code, less any severance payments payable to such officer pursuant to employment agreements, where applicable; subject to reduction to the extent the total amount received by the officer under the Change of Control Agreement and any other agreement by reason of a Change of Control would constitute a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code. In addition, for a period of at least three years after such termination, the Company or Morton's of Chicago, Inc., as applicable, is required to continue to provide the officer with welfare benefits similar to those received by the officer when employed by the Company or Morton's of Chicago, Inc., as applicable. In general, an officer's base amount as used above is the average annual compensation included in the gross income of such officer for the most recent five taxable years ending before a Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee of the Board of Directors consists of John K. Castle, Lee M. Cohn and Dr. John J. Connolly. No member of the Compensation and Stock Option Committee is a former or current officer or employee of the Company or any of its subsidiaries. In addition, except as set forth below under the caption "Certain Transactions," there are no relationships among the Company's executive officers, members of the Compensation and Stock Option Committee or entities whose executives serve on the Board of Directors or the Compensation and Stock Option Committee that require disclosure under applicable Securities and Exchange Commission regulations.

COMPENSATION COMMITTEE REPORT

    OVERVIEW AND PHILOSOPHY. The Compensation and Stock Option Committee (the "Committee") is composed entirely of non-management directors. It has been delegated the authority to review and approve the remuneration arrangements for the Chief Executive Officer and each of the other executive officers of the Company. In addition, the Committee reviews the benefit plans for employees of the Company and administers the Stock Option Plan and approves grants to be made in connection therewith.

    The Company's executive compensation is based upon three primary components: base salary, annual bonuses and grants of stock options. Such compensation also includes participation in various benefit plans generally available to employees of the Company. The objectives of the Committee in determining the type and amount of such executive officer compensation are to attract and retain superior talent and to align the interests of management with the best interests of stockholders.

    To motivate management to enhance profitability and stockholder returns, the Chief Executive Officer and other officers are paid an annual bonus based upon the Company attaining certain performance-related targets as described below, and participation in the Stock Option Plan provides the executive officers with the opportunity to build substantial ownership interest in the Company.

    Changes to Section 162(m) of the Internal Revenue Code may, effective for tax years beginning on or after January 1, 1994, limit the Company's deductions for any remuneration in excess of $1 million that is paid to certain executive officers. The Committee intends that the deduction for any compensation paid to any executive officer for the 2000 fiscal year will not be limited by
Section 162(m) of the Code.

    CASH COMPENSATION. Cash compensation typically consists of a base salary plus an annual performance bonus. The base salary for the Chief Executive Officer is fixed under such officer's employment agreement which is described above under the caption "Executive Compensation-Employment Contracts and Change of Control Contracts." The base salary for the other executive officers and annual performance bonuses are also determined by the Committee, in each case based upon prevailing economic and business conditions and opportunities, performance by comparable organizations, performance of individual executives, stockholder value and such other criteria as the Committee deems relevant. No particular weightings are assigned by the Committee to any such factors. The Company paid bonuses to the Named Officers as described above under the caption "Executive Compensation-Summary Compensation Table."

    STOCK OPTIONS. The executive officers, as well as other employees of the Company, are eligible to participate in the Stock Option Plan and may also receive non-qualified stock options. The purpose of issuing stock options is to motivate and retain employees who are responsible for attaining the primary long-term performance goals of the Company. Stock options are administered by the Committee. The Committee believes that awards of stock options provide the necessary long-term incentive to focus managers on building profitability and stockholder value. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions consistent with the Stock Option Plan. Non-qualified options and options under the Stock Option Plan that the Committee granted to the five named executive officers are described above under the caption "Executive Compensation-Options Granted in Last Fiscal Year."

    In determining base salaries and annual bonuses, the Committee considered the individual experience and performance of each executive officer as well as the competitive marketplace to hire and retain qualified executives at the appropriate level relative to the position, responsibilities and performance of such executives. The Committee sets base salaries at levels which the Committee believes are competitive with those of comparable executives at similarly situated corporations.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees.

    In addition, during fiscal 1994 and fiscal 2001 the Company entered into Change of Control Agreements with certain of its executive officers as described above under the caption "Employment Contracts and Change of Control Contracts."

    In addition, certain executive officers are eligible to participate in the Morton's Plan, which is described above in note 3 to the Summary Compensation Table. Within certain limits prescribed by the Morton's Plan and applicable law, the Company may authorize discretionary employer contributions subject to certain limits, pro rata based upon compensation to eligible employees to a retirement account. The Company made profit sharing contributions to all of the Named Officers, as described above in the "Summary Compensation Table."

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. The base salary of the Chief Executive Officer is fixed under his employment agreement. The employment agreement, amended and restated as of February 28, 1995, and as amended on October 1, 1998, is terminable by the Company upon 60 months' written notice.

    The bonus paid thereunder is determined by the Committee based upon certain performance-related targets being obtained. At the beginning of each fiscal year the Committee establishes the profitability target which, in its discretion, may be based on net income, operating income, net cash flow (adjusted for nonrecurring items) or any other basis it considers appropriate. No particular weightings are assigned by the Committee to any such factors. The Chief Executive Officer is eligible to receive an annual bonus of up to 120% of his base salary based upon the Company attaining such target. The payment of an annual bonus and granting of options to the Chief Executive Officer are designed to motivate the Chief Executive Officer to enhance profitability and stockholder returns.

    The Company also entered into a Change of Control Agreement with the Chief Executive Officer as described above under the caption "Employment Contracts and Change of Control Contracts" in fiscal 1994.

                                          John K. Castle
                                          Lee M. Cohn
                                          John J. Connolly
                                          Members of the Compensation
                                          and Stock Option Committee

AUDIT COMMITTEE REPORT

    The Audit Committee has adopted a written charter to set forth its responsibilities. A copy of the charter is attached to this Proxy Statement as Exhibit A. As required by the charter, the Audit Committee reviewed the Company's audited financial statements and met with management, as well as with KPMG LLP, the company's auditors, to discuss the financial statements. Each member of the Audit Committee meets the independence and experience requirements of the New York Stock Exchange.

    The Audit Committee received the report of KPMG LLP regarding the results of KPMG LLP's audit. In connection with their review of the financial statements and the auditors' report, the members of the Audit Committee discussed with a representative of KPMG LLP, KPMG LLP's independence, as well as the following:

    - the auditors' responsibilities in accordance with generally accepted accounting standards;

    - the initial selection of, and whether there were any changes in, significant accounting policies or their application;

    - management's judgments and accounting estimates;

    - whether there were any significant audit adjustments;

    - whether there were any disagreements with management;

    - whether there was any consultation with other accountants;

    - whether there were any major issues discussed with management prior to the auditors' retention;

    - whether the auditors encountered any difficulties in performing the audit; and

    - the auditors' judgments about the quality of the Company's accounting principles.

    The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires auditors to communicate to the Audit Committee, in writing, at least annually, all relationships between the auditor and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Committee discussed with KPMG LLP its independence.

    Based on its discussions with management and the Company's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended December 31, 2000 for filing with the SEC.

                                          David B. Pittaway
                                          Dianne H. Russell
                                          Alan A. Teran
                                          Members of the Audit Committee

PERFORMANCE GRAPH

    Set forth below is a line-graph presentation comparing the cumulative stockholder return, calculated on a dividend reinvested basis, for the Company's Common Stock, against the cumulative total returns of the NASDAQ Composite Stock Index and the Nation's Restaurant News Stock Index for the period from December 31, 1995 through December 31, 2000. The graph assumes $100 was invested in the Company's Common Stock, the NASDAQ Composite Stock Index and the Nation's Restaurant News Stock Index on December 31, 1995. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 MORTON'S RESTAURANT GROUP, INC. COMMON STOCK,
          NASDAQ COMPOSITE AND NATION'S RESTAURANT NEWS STOCK INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
Mottons resaurant Group, Inc. Common Stock Index     100     123   150.7   167.8   142.4   188.9
NASDAQ Composite Stock Index                         100   142.2   175.6   212.5   394.9   237.7
Nations Restaurant News Stock Index                  100   101.6   110.2   150.7   137.8   142.5

                              CERTAIN TRANSACTIONS

    On October 21, 1996, Fleet National Bank ("Fleet") (formerly known as BankBoston, NA), which was previously the sole provider of the Company's
$77.5 million credit facility, as amended, syndicated a portion of the credit facility to Imperial Bank. Ms. Dianne Russell is a senior officer of Imperial Bank as well as a Director of the Company. Fleet has also syndicated portions of the credit facility to First Union Corporation and JP Morgan Chase.

                            APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

    Subject to ratification by stockholders at the Annual Meeting, the Board of Directors of the Company, upon recommendation of the Audit Committee, has re-appointed KPMG LLP as independent auditors to audit the books and accounts of the Company for the fiscal year ending December 30, 2001.

    A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

AUDIT FEES

    The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements for the fiscal year ended December 31, 2000, and the review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000 were $176,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed for information technology services rendered by KPMG LLP during the fiscal year ended December 31, 2000, were $0.

ALL OTHER FEES

    The aggregate fees billed for all other services, exclusive of the fees disclosed relating to the consolidated financial statement audit services and financial information systems design and implementation, rendered by KPMG LLP during the fiscal year ended December 31, 2000, were $70,600.

CONSIDERATION OF NON-AUDIT SERVICES PROVIDED BY THE INDEPENDENT ACCOUNTANT

    The Audit Committee has considered whether the services provided under financial information systems design and implementation and other non-audit services are compatible with maintaining the auditor's independence.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at the Annual Meeting, is required to approve Proposal 2.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR RATIFICATION OF THE RE-APPOINTMENT OF AUDITORS.

                            STOCKHOLDERS' PROPOSALS

    Proposals of stockholders to be presented at the annual meeting to be held in 2002 must be received by ________ __, 2001 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting. Stockholders who do not present a proposal for inclusion in the Proxy Statement but who still intend to submit the proposal at the 2002 annual meeting, and stockholders who intend to submit nominations for directors at the meeting, are required to notify the Secretary of the Company of their proposal or nominations, and provide certain other information, in accordance with and during the time period set forth in the Company's Certificate of Incorporation and By-laws. See "Election of Directors--Meetings of the Board of Directors and Committees" for a brief summary of the procedure and time period for submitting nominations for directors. Additional information and a copy of the Certificate of Incorporation and By-laws may be obtained from the Secretary of the Company, Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042.

      REPORTING UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2000.

                                 OTHER BUSINESS

    The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report", "Audit Committee Report" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                           ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC., 3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NEW YORK 11042.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors
                                          Agnes Longarzo
                                          SECRETARY

________, 2001

                                                                       EXHIBIT A

                        MORTON'S RESTAURANT GROUP, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

    The Audit Committee is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities relating to the Company's financial accounting and reporting and internal controls. The Audit Committee's primary duties and responsibilities are to:

    1. Monitor the integrity of the Company's financial accounting and reporting process and systems of internal controls.

    2. Monitor the independence and performance of the Company's outside auditors (the "Independent Auditors").

    3.  Monitor the performance of the Company's internal audit department.

    4. Provide an avenue of communication among the Company's Independent Auditors, management, the internal audit department, and the Board.

    It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to plan or conduct audits. This is the responsibility of management or the Independent Auditors.

    The Audit Committee has the authority to conduct any investigation appropriate to its responsibilities, and it may request the Independent Auditors as well as any officer or employee of the Company, or the Company's outside counsel, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts to assist in the performance of the Audit Committee's duties. The Chair or other member of the Audit Committee so designated by the Audit Committee may represent the Audit Committee to the extent permitted by applicable legal and listing requirements.

    The Audit Committee shall review and assess the adequacy of this Charter annually and submit any proposed revisions to the Board for approval.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

    1. The Audit Committee and its membership shall meet all applicable legal and listing requirements, including, without limitation, those of the New York Stock Exchange.

    2. The Audit Committee shall be comprised of three or more directors, one of whom shall serve as chairperson (the "Chair"), both the members and the Chair to be designated by the Board.

    3. Each member of the Audit Committee shall be an independent nonexecutive director, free from any relationship that, in the opinion of the Board, could reasonably be expected to interfere with the exercise of his or her independence from management, the Company or the Independent Auditors.

    4. All members of the Audit Committee shall be, or within a reasonable period of time after appointment shall become, financially literate as determined by the Board, and at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board.

    5. The Audit Committee shall meet, at the discretion of the Chair or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements.

    6. The Audit Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the Audit Committee's activities.

III. AUDIT COMMITTEE RESPONSIBILITIES

    A. FINANCIAL ACCOUNTING AND REPORTING PROCESS AND INTERNAL CONTROLS

    1. The Audit Committee shall review the Company's annual audited financial statements prior to their being filed as part of the Company's annual report with the Securities and Exchange Commission and discuss significant issues regarding accounting principles, practices, and judgments with management and the Independent Auditors.

    2. The Audit Committee shall consider the integrity of the Company's financial reporting processes and controls in consultation with management, the Independent Auditors, and the internal audit department; discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and review significant reports and findings prepared by the Independent Auditors and the internal audit department, together with management's response and follow-up.

    3. The Audit Committee shall discuss with the Company's management and the Independent Auditors any significant changes to the Company's accounting principles and any other items communicated to the Audit Committee by the Independent Auditors as part of their interim review or audit process.

    4. The Audit Committee shall meet no less frequently than on an annual basis separately with each of the senior internal audit executive, the Independent Auditors and the Chief Financial Officer to discuss any matters that the Audit Committee or these groups believe should be discussed.

    B. INDEPENDENT AUDITORS

    1. The Independent Auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Auditors (or nominate the Independent Auditors to be proposed for stockholder approval in any proxy statement).

    2. The Audit Committee shall review the performance of the Independent Auditors.

    3. The Audit Committee shall annually recommend to the Board the appointment of the Independent Auditors, or, as appropriate, the discharge or replacement of the Independent Auditors when circumstances warrant.

    4. The Audit Committee shall be responsible for ensuring that the Independent Auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the Independent Auditors and the Company. The Audit Committee is responsible for discussing with the Independent Auditors any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and for recommending that the Board take appropriate action in response to the Independent Auditors' report to satisfy itself of the Independent Auditors' independence.

    5. For the purpose of monitoring the independence of the Independent Auditors, the Audit Committee shall (i) approve significant fee and other significant compensation arrangements by the Company with the Independent Auditors; (ii) approve requests for significant consulting engagements to be performed by the Independent Auditors' firm; and (iii) be advised of any other study or service undertaken by the Independent Auditors at the request of management that is beyond the scope of the audit engagement letter.

    6. The Audit Committee shall review the Independent Auditors' audit plan, including scope, procedures and timing of the audit.

    7. The Audit Committee shall review the results of the annual audit with the Independent Auditors, including matters related to the conduct of the audit required to be communicated by the Independent Auditors.

    8. The Audit Committee shall review with the Independent Auditors their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    C. INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

    1. The Audit Committee shall review the budget, plan, changes in plan, activities, organizational structure, scope of authority and qualifications of the internal audit department, as needed.

    2. The Audit Committee shall review the appointment, performance, and replacement of the senior internal audit executive.

    3. The Audit Committee shall, on at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulatory authorities.

    D. OTHER AUDIT COMMITTEE RESPONSIBILITIES

    1. The Audit Committee shall prepare such reports as are required by the Securities and Exchange Commission.

    2. The Audit Committee shall perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.